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                                                                    EXHIBIT 5.01



                                November 5, 1997


CyberGuard Corporation
2000 West Commercial Boulevard
Suite 200
Fort Lauderdale, Florida 33309

     RE: CYBERGUARD CORPORATION -- REGISTRATION STATEMENT ON FORM S-3 (THE "REGISTRATION STATEMENT") -- OPINION RE LEGALITY

 Gentlemen:

     We have acted as counsel to CyberGuard Corporation, a Florida corporation (the "Company"), in connection with the preparation of the above-referenced Registration Statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), under which the selling shareholder named therein (the "Selling Shareholder") intends to offer and sell in a public offering, from time to time, an aggregate of up to 15,000 shares (the "Shares") of the Common Stock, $.01 par value per share, of the Company ("Common Stock"). The Shares will be issued to the Selling Shareholder upon exercise of certain warrants to purchase Common Stock (the "Warrants").

     In this connection, we have reviewed copies of the Articles of Incorporation and Bylaws of the Company and the form of Warrants, and we have examined such corporate documents and records and other certificates, and have made such investigations of law, as we have deemed necessary in order to render the opinion hereinafter set forth.

     Based on and subject to the foregoing, we are of the opinion that the Shares are duly authorized and, upon issuance in connection upon exercise of the Warrants against payment of the exercise price therefor, will be, assuming no change in the applicable law or pertinent facts, and assuming sufficient authorized capital at the time of issuance, validly issued, fully paid and non-assessable.

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,


                                        /s/ Steven Sonberg
                                        Holland & Knight LLP
                                        By: Steven Sonberg, Partner